SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14 (c)
           of the Securities Exchange Act of 1934 (Amendment No. ___ )

Check the appropriate box:

  Preliminary Information Statement     Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14c-5(d)(2))
X Definitive Information Statement
________________________________________________________________________________

                              ELSINORE CORPORATION
________________________________________________________________________________
                (Name Of Registrant As Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

          X    No fee required.
               Fee computed on table below per Exchange Act
               Rules 14c-5(g) and 0-11

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________________________________________________________________________________
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________________________________________________________________________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
________________________________________________________________________________
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________________________________________________________________________________
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________________________________________________________________________________
               Fee paid previously with preliminary materials.

               Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which
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               filing by registration  statement number,  other Form or Schedule
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                              ELSINORE CORPORATION
                               202 Fremont Street
                             Las Vegas, Nevada 89101


                                                         September 21, 2001

Dear Stockholder:

You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Elsinore Corporation, to be held at 2:00 p.m. on Tuesday, October 16, 2001, in the Royal Pavilion at the Four Queens Hotel and Casino, 202 Fremont Street, Las Vegas, Nevada 89101.

The business to be conducted at the meeting includes the election of directors and consideration of any other matters that may properly come before the meeting and any adjournment or postponement thereof.

It is important that your shares be represented at the Annual Meeting.




                                        On behalf of the Board of Directors,

                                        /s/ S. Barton Jacka
                                        S. Barton Jacka
                                        Secretary of Elsinore Corporation




                              ELSINORE CORPORATION
                               202 FREMONT STREET
                             LAS VEGAS, NEVADA 89101

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the annual meeting (the "Annual Meeting") of stockholders of Elsinore Corporation, a Nevada corporation (the "Company"), will be held in the Royal Pavilion at the Four Queens Hotel and Casino, 202 Fremont Street, Las Vegas, Nevada 89101, at 2:00 p.m. on October 16, 2001, for the following purposes:

(a) To elect four directors; and

(b) To transact any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Board of Directors has fixed September 4, 2001 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of Common Stock and Preferred Stock at the close of business on such date shall be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for purposes germane to the Annual Meeting, at the office of the Secretary of the Company, 202 Fremont Street, Las Vegas, Nevada, for a period of ten days prior to the Annual Meeting.

This information statement is being mailed to the Company's stockholders on or about September 21, 2001 by order of the Company's Board of Directors.

The Officers and Directors of the Company cordially invite you to attend the Annual Meeting.


                                        On behalf of the Board of Directors,

                                        /s/ S. Barton Jacka
                                        S. Barton Jacka
                                        Secretary of Elsinore Corporation

Las Vegas, Nevada, September 21, 2001


                              INFORMATION STATEMENT

This Information Statement is being furnished on or about September 21, 2001 by the Board of Directors of Elsinore Corporation (the "Company") in connection with the annual meeting (the "Annual Meeting") of the stockholders of the Company to be held at the Four Queens Hotel and Casino, 202 Fremont Street, Las Vegas, Nevada 89101, at 2:00 p.m. on October 16, 2001, and with any adjournment or postponement thereof. The Company's principal executive offices are located at 202 Fremont Street, Las Vegas, Nevada 89101, and its telephone number is
(702) 385-4011.

The Board of Directors of the Company has fixed September 4, 2001 as the record date for the determination of stockholders entitled to notice and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were 4,993,965 shares of Common Stock, $.001 par value per share (the "Common Stock"), issued and outstanding and held by approximately 919 holders of record. In addition, 50,000,000 shares of Series A Convertible Preferred Stock were outstanding. The holders of Preferred Stock have the right to convert their shares into 93,000,000 shares of the Company's Common Stock.

The Company's annual report on Form 10-K (the "Annual Report") to stockholders for the fiscal year ended December 31, 2000, including audited financial statements, is included with this Information Statement. Stockholders are urged to read the Annual Report in its entirety.

The presence of the holders of a majority of the Company's outstanding shares of voting stock shall constitute a quorum. Each share of Common Stock and Preferred Stock (on an as-converted basis except with respect to election of directors) is entitled to one vote on all matters submitted to a vote of stockholders. In connection with the cumulative voting feature applicable to the election of directors, each stockholder is entitled to as many votes as shall equal the number of shares held by such person at the close of business on the record date multiplied by the number of directors to be elected. A stockholder may cast all of such votes for a single nominee or may apportion such votes among any two or more of them, as he or she sees fit. A stockholder may withhold votes from any or all nominees. The affirmative vote of a plurality of the shares represented at the Annual Meeting will be necessary for the election of directors. Proposals are approved if the number of shares voted in favor exceeds the number voted against. Abstentions are counted for the purposes of determining if a quorum is present for the transaction of business at the Annual Meeting. In addition, abstentions are included in determining the number of shares voted on proposals submitted to stockholders (other than the election of directors) and will have the same effect as a vote against such proposals. If nominee recordholders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners of such shares ("Broker Nonvotes"), such Broker Nonvotes will not be treated as either votes cast or shares present or represented for purposes of establishing a quorum.

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of September 5, 2001, the Company had two classes of voting securities, Common Stock and Series A Convertible Preferred Stock. Series A Convertible Preferred Stock votes on an as-converted basis, except with respect to the election of directors for which each share is entitled to one vote for each of the director positions open. As of September 5, 2001, the beneficial ownership of Common Stock by each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and Series A Convertible Preferred Stock, is as follows:





                                  Common Stock

                                                    Amount and
                                                     Nature of
                                                     Beneficial    Percent
Name and Address of Beneficial Owner                Ownership(1)   of Class

John C. "Bruce" Waterfall, who exercises
 voting and investment authority over
 the Common Stock owned by the MWV Accounts,
 as follows (2)(3)(4):
  Betje Partners                                    4,278,690.06     46.1%
  Endowment Prime, L.L.C. (f/k/a)
   The Common Fund for Non-Profit Organizations    14,836,328.84     77.6
  Morgens Waterfall Income Partners, L.P.           2,604,280.86     34.3
  MWV Employee Retirement Plan Group Trust            879,022.60     15.1
  MWV International, Ltd.                           3,898,515.00     78.1
  Phoenix Partners, L.P.                           12,276,868.62     71.1
  Restart Partners, L.P.                           10,273,330.56     67.3
  Restart Partners II, L.P.                        19,677,499.86     79.8
  Restart Partners III, L.P.                       16,089,026.04     76.3
  Restart Partners IV, L.P.                        10,135,926.78     67.0
  Restart Partners V, L.P.                          2,696,949.78     35.1

              Total                                97,646,439.00     99.6%




                                 Preferred Stock

                                                    Amount and
                                                     Nature of
                                                     Beneficial    Percent
Name and Address of Beneficial Owner                Ownership(1)   of Class

John C. "Bruce" Waterfall, who exercises
 voting and investment authority over
 the Common Stock owned by the MWV Accounts,
 as follows (2)(3)(4):
  Betje Partners                                     2,300,371.00     4.6%
  Endowment Prime, L.L.C. (f/k/a)
   The Common Fund for Non-Profit Organizations      7,596,894.00    15.2
  Morgens Waterfall Income Partners, L.P.            1,400,151.00     2.8
  MWV Employee Retirement Plan Group Trust             450,110.00       *
  MWV International, Ltd.                                       -       *
  Phoenix Partners, L.P.                             6,600,467.00    13.2
  Restart Partners, L.P.                             5,523,296.00    11.0
  Restart Partners II, L.P.                         10,579,301.00    21.2
  Restart Partners III, L.P.                         8,650,014.00    17.3
  Restart Partners IV, L.P.                          5,449,423.00    10.9
  Restart Partners V, L.P.                           1,449,973.00     2.9

         Total                                      50,000,000.00   100.0%

*Less than 1% of the outstanding shares

(1) The number of shares beneficially owned and the percentage of shares beneficially owned are determined in accordance with the rules of the Securities and Exchange Commission and are based on 4,993,965 shares of Common Stock and 50,000,000 shares of Preferred Stock, which are convertible into 93,000,000 shares of Common Stock outstanding as of September 5, 2001.

(2) The address for Mr. Waterfall and each of the MWV Accounts is 10 East 50th Street, New York, New York 10022.

(3) The Common Stock table represents shares on an as-converted basis and the Preferred Stock table represents preferred shares. Pursuant to agreements and undertakings with the Board and the Commission which were required in order for the Plan to become effective, Mr. Waterfall is the only individual who exercises voting and investment power (including dispositive power) with respect to Common Stock owned by the MWV Accounts. MWV and its affiliates other than Mr. Waterfall are either investment advisors to, or trustees or general partners of, the MWV Accounts. Accordingly, for purposes of the relevant Exchange Act rules, they could also be deemed the beneficial owners of Common Stock held by the MWV Accounts. The possible attribution of such beneficial ownership of Common Stock, expressed in number of shares, on an as-converted basis, and percent of the class, to MWV and those affiliates is as follows: MWV- 9,056,227.66 (89.6%); Endowment Prime, L.L.C. - 14,836,328.84 (77.6%); MW Capital, L.L.C. -
2,604,280.86  (34.3%);  MW Management,  L.L.C. -  12,276,868.62  (71.1%);  Prime
Group,  L.P.  -10,273,330.56  (67.3%);  Prime  Group II,  L.P.  -  19,677,499.86
(79.8%);  Prime Group III, L.P. - 16,089,026.04  (76.3%); Prime Group IV, L.P. -
10,135,926.78  (67.0%);  and Prime  Group V, L.P. -  2,696,949.78  (35.1%).  The
possible attribution of ownership of Preferred Stock, expressed in number of shares and percent of the class, to MWV and those affiliates is as follows: MWV-2,750,481.00 (5.5%); Endowment Prime, L.L.C. - 7,596,894.00 (15.2%); MW Capital,
L.L.C. 1,400,151.00 (2.8%); MW Management,  L.L.C. - 6,600,467.00 (13.2%); Prime
Group, L.P. -5,523,296.00 (11.0%); Prime Group II, L.P. - 10,579,301.00 (21.2%);
Prime Group III, L.P. - 8,650,014.00 (17.3%); Prime Group IV, L.P. - 5,449,423.00 (10.9%); and Prime Group V, L.P. - 1,449,973.00 (2.9%). In view of
Mr. Waterfall's possession of sole voting and investment power over the Common Stock and Preferred Stock on behalf of the MWV Accounts, these entities disclaim beneficial ownership of Common Stock and Preferred Stock.

(4) The Company has relied on information provided by the MWV Accounts for beneficial ownership allocation.


Security Ownership of Management

As of September 5, 2001, the beneficial ownership of Common Stock and Preferred Stock by each of Elsinore's directors, named executive officers and by its directors and executive officers as a group, as such ownership is known by Elsinore, is as follows:


                                                Amount and Nature of    Percent
Title of Class  Name of Beneficial Owner        Beneficial Ownership    of Class

Common Stock    John C. "Bruce" Waterfall,
                Chairman of the Board (1)          97,646,439 (2)        99.6%

                Philip W. Madow, President
                and Director                           -0-                  *

                S. Barton Jacka, Secretary,
                Treasurer and Director                 -0-                  *

                Jeffrey T. Leeds, Director             -0-                  *

                Donald A. Hinkle, Director             -0-                  *

                Dual B. Cooper, former General
                Manager, Four Queens Casino            -0-                  *

                Jake Vanderlei, former Executive
                Director of Casino Operations,
                Four Queens Casino                     -0-                  *

                Gina L. Contner, Executive
                Director of Finance, Four
                Queens Casino                          -0-                  *

Common Stock    Directors and executive officers
                as a group (7 persons)             97,646,439 (2)        99.6

Series A        John C. "Bruce" Waterfall,
Convertible     Chairman of the Board (1)
Preferred                                          50,000,000           100.0

Series A        Directors and executive officers
Convertible     as a group (7 persons)
Preferred                                          50,000,000           100.0


*Less than 1% of class

(1) See note (3) to the table on page 5.

(2) See note (1) to the  table on page 5  discussing  beneficial  owners of more
than  5%  of  the  outstanding  Common  Stock  for  information   regarding  Mr.
Waterfall's beneficial ownership.


                              ELECTION OF DIRECTORS

At the Annual Meeting, four directors will be elected to serve until the next annual meeting of the stockholders or until their respective successors have been duly elected and qualified. The Board of Directors has nominated John C. "Bruce" Waterfall, Philip W. Madow, S. Barton Jacka and Donald A. Hinkle for election at the Annual Meeting. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve.

The Board of Directors unanimously recommends a vote FOR all nominees listed below.

Nominees for Director

The following sets forth the names, ages and positions of each person who is a director or executive officer of the Company as well as key employees of the Four Queens Casino.

Name                                   Age       Position

Directors and Executive Officers

John C. "Bruce" Waterfall              64        Chairman of the Board, Nominee

Philip W. Madow                        42        President and Director, Nominee

S. Barton Jacka                        65        Treasurer, Secretary and
                                                 Director, Nominee

Donald A. Hinkle                       53        Director, Nominee

Key Employees of Four Queens Casino

Tjoan T. Tan                           42        Executive Director of Casino
                                                 Operations, Four Queens Casino

Gina L. Contner                        35        Executive Director of Finance,
                                                 Four Queens Casino


John C. "Bruce" Waterfall. Mr. Waterfall joined the Board and has been Chairman of the Board of Elsinore since February 1997. Mr. Waterfall has been a professional money manager and analyst for the past 32 years with MWV, of which he is President and co-founder. Certain investment accounts managed by MWV own 99.7% of the outstanding Common Stock, and Mr. Waterfall exercises sole voting and investment authority over that Common Stock. Mr. Waterfall also serves as a director of Darling International, Inc., a public reporting company under the Securities Exchange Act of 1934, as amended.

Philip W. Madow. Mr. Madow was appointed as President and as a member of the Board of Directors of Elsinore Corporation in December 2000. He has been employed with the Four Queens for nearly 15 years, and he previously worked with Marriott Corporation, Mirage/Las Vegas and was General Manager for the flagship property of Budget Suites of America. He was appointed as the Four Queens' President and General Manager in December 2000, and is responsible for daily operations, after serving as the Four Queens' Acting General Manager since August 2000. He has also served in numerous capacities at the Four Queens including Director of Operations and Administration and Vice President of Hotel Operations since 1983. Mr. Madow has over 24 years of experience in the hospitality and gaming industry.

S. Barton Jacka. Mr. Jacka has been the Secretary, Treasurer and a member of the Board of Directors of Elsinore since February 1997. Mr. Jacka is a gaming consultant and serves as chairman of the gaming compliance committees of several companies licensed by the Nevada Gaming Authorities. From 1993 to 1996, Mr. Jacka was with Bally Gaming, Inc. and Bally Gaming International, Inc., first as Director of Government Affairs and Gaming Compliance and later as Vice President. He held the position of Director of Corporate Gaming Compliance for Bally Manufacturing Corporation and then Bally's Casino Resort from 1987 to 1993. Mr. Jacka retired from the position of Chairman of the Nevada State Gaming Control Board, a position he held from 1985 to 1987, prior to entering the private sector.

Donald A. Hinkle. Mr. Hinkle has been a member of the Board of Directors of Elsinore since October 2000. He has 25 years of experience in the gaming industry and has held various executive positions in the industry. He is a certified public accountant and has held gaming licenses in both Nevada and Atlantic City. Since March 2001, Mr. Hinkle has held the position of Assistant General Manager and Chief Financial Officer for the AVI Hotel and Casino, a Native American resort and casino in Laughlin, Nevada. He was originally hired as Director of Finance for the AVI Resort and Casino in May 1999. From March 1993 to September 1998, Mr. Hinkle was the Vice President of Finance and Administration of Bally Systems.

Tjoan T. Tan. Mr. Tan joined the Four Queens in January 1997 and currently serves as Executive Director of Casino Operations. Mr. Tan is responsible for all gaming operations including Slots, Table Games and Keno. From March 2000 to May 2001, Mr. Tan served as the Four Queens' Director of Financial Planning and Casino Administration, from May 1998 to March 2000, he held the position of Financial Planning Manager, and from January 1997 to May 1998, he held the position of Financial Analyst/Special Projects. Mr. Tan was the Casino Trainer at the Riviera Hotel & Casino from September 1993 to January 1997. Mr. Tan attended the University of Alabama, Auburn University, and matriculated at University of Nevada, Las Vegas with a degree in Hotel Administration in 1993.

Gina L. Contner. Ms. Contner joined the Four Queens in August 1996 and serves as the Four Queens Executive Director of Finance. Ms. Contner has nearly 15 years experience in the gaming industry. From 1993-1996, she held the position of Financial Controller for the Riviera Hotel & Casino in Las Vegas, and from 1989-1993, she held the position of Assistant Financial Controller for the Riviera. Ms. Contner earned her Bachelor of Science in Business Administration-Accounting degree from the University of Nevada, Las Vegas.

There are no family relationships between any director and executive officer.


Section 16(a) Beneficial Ownership Reporting Compliance.

The Company does not have a nominating committee.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by the Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.


Committees and Meetings

The Board of Directors currently has an Audit Committee. The membership of such committee is determined from time to time by the Board of Directors. Currently, the Audit Committee consists of Messrs. Waterfall, Jacka and Hinkle.

The functions of the Audit Committee include reviewing the independence of the independent auditors, recommending to the Board of Directors the engagement and discharge of independent auditors, reviewing with the independent auditors the plan and results of auditing engagements, approving or ratifying each material professional service provided by independent auditors, considering the range of audit and non-audit fees, reviewing the scope and results of the Company's procedures for internal auditing and the adequacy of internal accounting controls and directing and supervising special investigations.

The Company's Board of Directors has adopted a written charter for the audit committee. Such charter is included as Appendix A to this Information Statement.

The members of the audit committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, as applicable and as may be modified or supplemented).

The Company did not have a compensation committee in 2000. The full Board of Directors has made all decisions regarding executive officer compensation. Mr. Jacka receives compensation as an executive officer, and Mr. Leeds received compensation as an executive officer until December 5, 2000. Both Messieurs Jacka and Leeds are members of the Board of Directors.

In 2000, the Board of Directors held five meetings and took action by written consent twelve times. The Audit Committee held four meetings. Each director attended more than 75% of the aggregate number of meetings of the Board and the committees on which he served in 2000.

Compensation of Directors

Current Board of Directors. Mr. Waterfall and Mr. Madow receive no compensation from the Company for serving on the Board of Directors and for attending Board meetings. Each of the other directors receives an annual payment of $25,000 in consideration for his attendance at each quarterly Board of Directors meeting plus $1,000 for each additional meeting (other than meetings by telephone conference) at which his attendance is required. All directors receive reimbursement for reasonable expenses incurred in attending each meeting of the Board of Directors. S. Barton Jacka receives $10,000 per year for serving as an executive officer of the Company. Separate from his duties as a Director of the Company, Mr. Jacka receives $72,000 per year for serving as a consultant to the Company for Gaming Compliance matters.

Certain Relationships and Related Transactions

Mr. Waterfall, our Chairman of the Board, was the President and a principal shareholder of MWV, which manages the MWV Accounts, from December 31, 1999 until December 5, 2000. Pursuant to a recapitalization which took place on September 29, 1998, the MWV Accounts have beneficially owned 99.7% of the Common Stock and $7,104,000 principal amount of the Company's 12.83% mortgage notes.

Mr. Jacka receives $72,000 per year for serving as a consultant to the Company for Gaming Compliance matters.

                             AUDIT COMMITTEE REPORT

     September 5, 2001

     To the Board of Directors:

1. The audit committee has reviewed and discussed the audited financial statements with management;

2. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented;

3. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence; and

4. Based on the review and discussions referred to in the immediately preceding paragraphs numbered (1) through (3), the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

                                            AUDIT COMMITTEE
                                            John C. "Bruce" Waterfall, Chairman
                                            S. Barton Jacka
                                            Donald A. Hinkle



                             EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation paid by the Company to each person who served as Chief Executive Officer during any part of the year ended December 31, 2000. The table also includes the four most highly compensated executive officers during 2000 as well as up to two more executive officers who would have been included among the top four paid, except that they left the Company during 2000.



                                                            Long Term
                                                          Compensation
                                                             Awards
                                                           -----------
Name and Principal              Annual Compensation        Securities  All Other
Position                 --------------------------------- Underlying    Comp.
------------------      Year Salary ($) Bonus($) Other($) Options (#)    ($)

Jeffrey T. Leeds         2000   37,000     -0-       *         -0-        -0-
  President and Chief    1999   39,000     -0-       *         -0-        -0-
  Executive Officer (1)  1998   47,000     -0-       *         -0-        -0-

Philip W. Madow          2000  145,000    22,500     *         -0-        -0-
  President (2)

Dual B. Cooper           2000  132,000     -0-       *         -0-        -0-
  General Manager,
  Four Queens (3)


Jake S. Vanderlei        2000  100,000     -0-       *         -0-        -0-
  Executive Director
  of Casino Operations,
  Four Queens (4)

Gina L. Contner          2000   96,000    22,500     *         -0-     18,500(5)
  Executive Director
  of Finance, Four Queens

*Amount did not exceed the lessor of $50,000 or 10% of annual salary and bonus.
(1) Mr. Leeds assumed his positions on February 28, 1997 and resigned on December 5, 2000.
(2)  Mr. Madow assumed his position on December 5, 2000.
(3)  Mr. Cooper resigned on August 9, 2000.
(4)  Mr. Vanderlei resigned on May 23, 2001.
(5) Ms. Contner received a one-time bonus in connection with a settlement between Palm Springs East Limited Partnership and the 29 Palms Band of
     Mission Indians.


Stock Options and Similar Rights

The Company did not grant any stock options or stock appreciation rights (collectively, "Stock Rights"), during 2000 nor were any Stock Rights exercised in 2000. As of February 28, 1997, all previously outstanding Stock Rights were canceled.


Employment Agreements

Philip W. Madow and Gina L. Contner have employment agreements with the Four Queens.

Under the employment agreements, which became effective on January 1, 2001, Philip W. Madow and Gina L. Contner are employed by the Four Queens for a period of one year. The agreement may be renewed annually by Elsinore's Board of Directors. Mr. Madow and Ms. Contner may terminate the agreements at any time without cause by giving the Four Queens two weeks written notice of such termination. The Four Queens may terminate the agreements at any time without cause by giving Mr. Madow and Ms. Contner written notice. If the Four Queens terminates Mr. Madow or Ms. Contner's employment without cause, the Four Queens must pay one year salary and COBRA benefits for a period of one year. In the event of a change in ownership or control, Mr. Madow and Ms. Contner have the option to elect to be employed with the entity or person having acquired such control or terminate their respective employment agreement. If Mr. Madow or Ms. Contner terminate their respective employment agreement upon a change of ownership or control, they are entitled to one year's base salary. "Change of ownership or control" means that all or substantially all of the assets of Four Queens are directly, or through transfer of equity interests, transferred or otherwise disposed of in one or a series of related transactions after (1) the Four Queens ceases to own directly or indirectly substantially all equity interests in the Four Queens Hotel and Casino; (2) the Four Queens sells 51% or more of the assets of Four Queens Hotel and Casino; or (3) Elsinore ceases to own directly or indirectly at least 51% of all outstanding shares of Four Queens. Mr. Madow's current annual compensation is $210,000 and Ms Contner's current annual compensation is $120,000.

Incentive Bonus Plan

Effective January 1, 2001, the Board of Directors of the Company approved an incentive bonus plan for approximately 30 senior employees of the Four Queens Casino ("Bonus Plan"). The Bonus Plan provides that if certain targeted earnings are met, a corresponding amount will be credited towards a bonus pool. Bonuses are expected to be paid, following annual audited results, in March of the succeeding year. The distribution of the bonus pool is discretionary.


Deferred Compensation Plan

Effective January 1, 2001, the Board of Directors of the Company approved a Deferred Compensation Plan for the Four Queens. Participation is limited to Mr. Madow and three other Four Queens Casino executives. The Deferred Compensation Plan provides that, upon election, the executive may defer up to 100% of executive's annual base salary per year. The Company will match $1, for each $1 deferred, up to 10% of the executive's annual base salary.


Compensation Committee Interlocks and Insider Participation

The Company did not have a compensation committee in 2000. The full Board of Directors has made all decisions regarding executive officer compensation. Until December 5, 2000, former Director Jeffrey T. Leeds, received $10,000 per year in consideration of serving as an executive officer of the Company, at which time, Mr. Leeds resigned from his position and Philip W. Madow was appointed in his place. Separate from his duties as a Director of the Company, Mr. Jacka receives $72,000 per year for serving as a consultant to the Company for Gaming Compliance matters.

On September 29, 1998, MWV Accounts contributed $4,641,000, net of $260,000 of expenses, to the capital of Elsinore, which Elsinore used, together with other funds of Elsinore, to purchase in full all of Elsinore's outstanding 11.5% First Mortgage Notes due 2000 in the original principal amount of $3,856,000 and $896,000 of original principal amount 13.5% Second Mortgage Notes of Elsinore due 2001.

Also on September 29, 1998, the Company issued to the MWV Accounts 50,000,000 shares of Series A Convertible Preferred Stock of the Company in exchange for the surrender to the Company of $18,000,000 original principal amount of certain second mortgage notes held by the MWV Accounts. The 50,000,000 shares of Series A Convertible Preferred Stock have (i) the right to receive cumulative dividends at the rate of 6% per year; (ii) the right to receive the amount of $.36 per share, plus all accrued or declared but unpaid dividends on any shares then held, upon any liquidation, dissolution or winding up of the Company for an aggregate liquidation preference of $18,000,000; (iii) voting rights equal to the number of shares of the Company's Common Stock into which the shares of Preferred Stock may be converted, and (iv) the right to convert the shares of Preferred Stock into 93,000,000 shares of the Company's Common Stock.

In addition, Elsinore issued to the MWV Accounts New Mortgage Notes in the aggregate principal amount of $11,104,000 in exchange for all remaining outstanding second mortgage notes held by the MWV Accounts in the same aggregate principal amount, pursuant to an amended indenture governing the New Mortgage Notes that reduced the interest rate payable thereon from the 13.5% payable under the old second mortgage notes to the 12.83% payable under the New Mortgage Notes. The Company's Chairman of the Board, Mr. Waterfall, is the President and a principal shareholder of MWV, which manages the MWV Accounts.



               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

From February 28, 1997 until December 5, 2000, Messrs. Leeds and Jacka had been the only executive officers of the Company. On December 5, 2000, Mr. Leeds resigned from his position and Philip W. Madow was appointed in his place. The Board of Directors established minimal stipends for Messrs. Leeds and Jacka, in light of the Company's financial position, and determined the salary of the former General Manager and the current General Manager of the Four Queens. All other compensation decisions are made by the President and General Manager of the Four Queens.

Chief Executive Compensation

The Board of Directors endeavors to ensure that the compensation program for executive officers of the Company is effective in attracting and retaining key executives responsible for the success of the Company and is tailored to promote the long-term interests of the Company and its stockholders. The Company's executive officer compensation program in the last completed fiscal year was principally comprised of base salary, an incentive bonus, a 401(k) plan and a deferred compensation plan.

The Board of Directors takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's President and his recommendations regarding the other executive officers. In particular, the Board of Directors considers several financial performance measures, including revenue growth and net income. However, the Board of Directors does not apply any specific quantitative formula in making compensation decisions. The Board also considers achievements that, while difficult to quantify, are important to the Company's long-term success.

Salary levels for the Company's executive officers are significantly influenced by the need to attract and retain management employees with high levels of expertise. In each case, consideration is given both to personal factors, such as the individual's experience, responsibilities and work performance, and to external factors, such as salaries paid by comparable companies in the gaming industry. With respect to the personal factors, the Board of Directors makes salary decisions in an annual review based on the recommendations of the President. This annual review considers the decision-making responsibilities of each position as well as the experience and work performance of each executive. The President views work performance as the single most important measurement factor. With regard to the latter, the Board believes that because of the opening of new properties on the Las Vegas Strip, the growth of riverboat and dockside gaming, Native American gaming operations and the proliferation of jurisdictions in which gaming is permitted, the Company competes with numerous other companies for a limited pool of experienced and skilled personnel. Therefore, the Board believes it is critical that the Company provide base salaries that are competitive in the casino industry.

Jeffrey Leeds received compensation for serving as President and CEO of the Company in 2000 in the amount of $10,000. Mr. Madow received no compensation for serving as President of the Company, but received a base salary for his position as General Manager of the Four Queens in the current amount of $210,000. Such amount was determined primarily based on the Company's financial position.




                                            BOARD OF DIRECTORS
                                            John C. "Bruce" Waterfall, Chairman
                                            Philip W. Madow
                                            S. Barton Jacka
                                            Donald A. Hinkle



                                PERFORMANCE GRAPH

The following graph compares the annual change in the cumulative total return, assuming reinvestment of dividends, if any, on the Company's Common Stock with the annual change in the cumulative total returns of the Nasdaq Stock Market (U.S. Companies), the American Stock Exchange Index (U.S. Companies) (the "AMEX Index") and the Nasdaq Amusement and Recreation Services Index (the "Nasdaq 79xx"), which the Company considers to be its industry peer group. Nasdaq 79xx is comprised of companies whose stock is traded on the Nasdaq National Market and which have a standard industry classification within 7900-7999. The graph assumes an investment of $100 on February 28, 1997, the date Elsinore began trading under ELSO, in each of the stocks comprising the Nasdaq Stock Market, the AMEX Index, the Nasdaq 79xx and the Company. Data as to the Company's trading price is based solely on reported activity on the Nasdaq Bulletin Board. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuation between the dates.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN FOR ELSINORE CORPORATION, NASDAQ
STOCK MARKET (U.S. COMPANIES) INDEX, AMEX INDEX AND NASDAQ 79XX


CRP TOTAL RETURNS INDEX FOR:     2/28/97  12/31/97  12/31/98  12/31/99  12/29/00


Nasdaq Stock Market
 (U.S. Companies)                100.00     121.1     170.7     317.4     190.8

AMEX Stock Market
 (U.S. Companies)                100.00     120.0     128.2     169.5     158.9

Nasdaq Stocks
(SIC 7900-7999
U.S. Companies)
amusement and
recreation services              100.00     115.6     118.2     143.8      94.8

Company Common Stock             100.00   1,406.25    175.63    234.38    237.5


The trading market for the Common Stock is extremely thin. The MWV Accounts own 99.7% of the outstanding Common Stock, which they acquired pursuant to the Plan, and they have not bought or sold any Common Stock since the Plan became effective. In view of the lack of an organized or established trading market for the Common Stock, the extreme thinness of whatever trading market may exist, the limited number of shares that are not held by the MWV Accounts, and the current litigation relating to a failed merger, the prices reflected on the chart as reported on the Nasdaq Bulletin Board may not be indicative of the price at which any prior or future transactions were or may be effected in the Common Stock. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance. The Performance Graph in no way reflects the Company's forecast of future stock price performance.

THE FOREGOING REPORT OF THE BOARD OF DIRECTORS AS TO EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                              INDEPENDENT AUDITORS

The Company has continued to retain the firm of Deloitte & Touche LLP as independent accountants for the Company's fiscal year ending December 31, 2001. The Company's Board of Directors approved the retention of Deloitte & Touche LLP as independent accountants upon recommendation of the Company's Audit Committee.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions.

The audit committee considered whether Deloitte & Touche LLP's provision of any professional services other than its audit of the Company's annual financial statement and reviews of quarterly financial statements is compatible with maintaining such auditor's independence.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $62,000.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation, as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, for the fiscal year ended December 31, 2000, were $0.

All Other Fees

The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000, were $99,539.


                       2002 Annual Meeting of Stockholders

Stockholders who may wish to present proposals for inclusion in the Company's proxy materials in connection with the 2002 Annual Meeting of Stockholders must submit such proposals in writing to the Company's Secretary at the address shown at the top of page 2 not later than May 24, 2002. In addition, to be properly considered at the 2002 Annual Meeting of Stockholders, notice of any stockholder proposals must be given to the Secretary in writing not less than 60 nor more than 90 days prior to the meeting; provided, that in the event that less than 70 days notice of the meeting date is given to stockholders, proposals must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or publicly disclosed. A stockholder's notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the annual meeting, (b) the name and home address of the stockholder proposing such business, (c) the class and number of shares of Common Stock beneficially owned by such stockholder, and (d) any financial interest of such stockholder in such business.


                                  OTHER MATTERS

The Board of Directors does not intend to present or knows of any other business which will be presented for consideration at the Annual Meeting.

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SEC, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT 202 FREMONT STREET, LAS VEGAS, NEVADA 89101.


                                        By Order of the Board of Directors

Las Vegas, Nevada
September 21, 2001







                                   APPENDIX A

                              AMENDED AND RESTATED

                         CHARTER OF THE AUDIT COMMITTEE

                              ELSINORE CORPORATION



                              PURPOSE AND AUTHORITY

The audit committee (the "Committee") of Elsinore Corporation, a Nevada corporation (the "Company"), is appointed by the Company's Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee and, if necessary, to institute special investigations. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

In  addition,   the  Committee   shall   undertake  those  specific  duties  and
responsibilities listed below and such other duties as the Board shall from time to time prescribe.

                              COMMITTEE MEMBERSHIP

The Committee members (the "Members") shall be appointed by the Board and will serve at the discretion of the Board. The Committee will consist of at least three (3) members of the Board subject to the following requirements:

(i) each of the Members must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, in accordance with the Nasdaq National Market Audit Committee requirements or must become able to do so within a reasonable time period after his or her appointment to the Committee;

(ii) at least one (1) of the Members must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

(iii) each Member must be either (a) an independent director or (b) the Board must determine it to be in the best interests of the Company and its stockholders to have one (1) director who is not independent, and the Board must disclose the reasons for its determination in the Company's first annual proxy statement or information statement subsequent to such determination, as well as the nature of the relationship between the Company and director. Under such circumstances the Company may appoint one (1) director who is not independent to the Committee, so long as the director is not a current employee or officer, or an immediate family member of a current employee or officer.

                           DUTIES AND RESPONSIBILITIES

The Committee shall report, at least annually, to the Board. Further, the Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

5. Review with management and the independent auditor the Company's audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K.

6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board.

9. Approve the fees to be paid to the independent auditor.

10. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if deemed necessary by the Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

11. Oversee compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities.

12. Evaluate together with the Board the performance of the independent auditor and, if deemed necessary by the Committee, recommend that the Board replace the independent auditor.

13. Review the appointment of, and any replacement of, the senior internal auditing executive.

14. Review the significant reports to management prepared by the internal auditing department and management's responses.

15. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

16. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

17. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements, including the Foreign Corrupt Practices Act.

18. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

19. Review with the independent auditor any problems or difficulties the auditor may have encountered, any management letter provided by the auditor, and the Company's response to that letter. Such review should include:

     a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;
     b. any changes required in the planned scope of the internal audit; and
     c. the internal audit department responsibilities, budget and staffing.

18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.

19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

20. Review with the Company's outside counsel and internal legal counsel any legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21.  Review related party transactions for potential conflict of interest.

22. Provide oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                    MEETINGS

The Committee will meet at least two times each year. The Committee may establish its own schedule which it will provide to the Board in advance.

The Committee will meet at least annually with the chief financial officer, the senior internal auditing executive, and the independent auditor in separate executive sessions. The Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

                                     MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.